Exhibit 99.1

SWM ANNOUNCES CONFERENCE CALL TO DISCUSS AGREEMENT TO ACQUIRE DELSTAR, A LEADER IN THE FILTRATION INDUSTRY

ALPHARETTA, GA, November 18, 2013 -- SWM (NYSE: SWM) today announced the signing of a definitive agreement to acquire DelStar, Inc. DelStar is a producer of specialty materials largely serving filtration industries, with a focus on water filtration. The purchase price is $231.5 million in cash (subject to certain customary post-closing adjustments) and the transaction is expected to close once customary closing conditions are met, which is anticipated in advance of year-end. DelStar, headquartered in Middletown, Delaware, is currently a portfolio company of American Capital, Ltd. (Nasdaq: ACAS), a publicly traded private equity firm and global asset manager.

DelStar Key Highlights

•
Suite of highly engineered materials with 70% of revenue from filtration products, with the majority from reverse osmosis and other water filtration applications, and the remainder in other specialty industrial filtration applications

•	Broad customer base in fast-growing water and industrial filtration segments, as well as healthcare, with deep, long-term relationships

•	Globally scaled business with annual revenue of $110 million

•	U.S. centric operations; growing presence in Asia from China base

Strategic Commentary

Frederic Villoutreix, Chairman of the Board and Chief Executive Officer of SWM, commented "We are pleased to announce this transaction. The acquisition of DelStar creates an attractive growth platform in an adjacent business area for SWM as we greatly expand our presence in advanced materials, focused in large part on filtration. In line with the Capital Allocation Strategy we announced earlier this year, DelStar offers significant strategic value to SWM, launching us into an attractive and growing industry that we expect to provide SWM with continued strong financial results. In the last year, DelStar generated approximately $110 million in revenue with a high-teen EBITDA margin, and has delivered consistent long-term results with multi-year revenue and EBITDA growth rates in the 10% range. Underscoring this performance are DelStar’s commitments to product engineering and customer intimacy, two principles shared deeply by both of our organizations. The outlook for DelStar remains robust, with global demand for drinking water infrastructure expected to remain high for the foreseeable future. Further, the company has forged multiple relationships with other industrial and healthcare customers that bolster the growth outlook in these market segments. The strengths of DelStar and SWM are very complementary and we look forward to supporting DelStar’s existing growth plan and exploring commercial synergies in selected product areas."

"This combination offers substantial opportunities to co-develop composite materials, bring paper-based filtration products to DelStar’s broad customer base, and leverage SWM’s global infrastructure and capital to support accelerated growth efforts for the DelStar franchise. Although attractive purely on a standalone basis, DelStar is an ideal cornerstone acquisition on which we can build a meaningful critical components platform with a focus on filtration. We also expect this combination to accelerate SWM’s existing internal diversification efforts. DelStar’s long-standing relationships in the water filtration, industrial filtration, and healthcare industries should provide SWM new access to a large customer base in these fast-growing segments. In addition, we believe the opportunity to bring SWM’s Operational Excellence program and structure to DelStar’s manufacturing assets could drive margin enhancements over time as we have numerous operating parallels. Lastly, we have worked closely with DelStar management through this process to assess an acquisition strategy for complementary bolt-on transactions and are excited about the potential for attractive and actionable targets for us to pursue in the next few years."

"We are eager to join with such an innovative and accomplished enterprise and look forward to providing strategic support, access to capital, and shared best practices to help drive DelStar’s success within our organization. Given DelStar management’s track record for steadily improved financial results and extensive industry expertise, they will form the nucleus of SWM’s diversification initiatives in this arena. We also want to underscore that despite this new and exciting diversification effort, SWM remains highly committed to our core tobacco operations and customers, as tobacco will continue to represent the majority of our assets, revenue, and cash flow."

Mark Abrahams, President and Chief Executive Officer of DelStar, commented "We could not be more pleased with SWM’s choice to bring DelStar Technologies into their family.  The combined resources of both enterprises will strengthen our ability to pursue promising opportunities in our base business as well as potential acquisitions.  Together, I know we can deliver innovative advanced solutions to our diverse customer base."

Transaction Highlights

Jeff Cook, Chief Financial Officer of SWM, commented "This transaction is expected to be accretive to earnings in the first year, although final accretion estimates will be driven by purchase accounting and the valuation of intangible assets, specifically customer relationships. We will provide more information about near-term earnings expectations in connection with our fourth quarter earnings release early next year. We feel the financial returns provided by this transaction will be highly accretive to our stockholders, especially as we are using a combination of cash and low-cost debt. In that regard, we do expect to amend and expand our existing credit facility to provide us with continued capital flexibility. However, SWM will still remain a high-quality credit post-close as we finished the third quarter of 2013 with net cash of $71 million on our balance sheet. Post-close leverage will remain conservative. Please note that this acquisition and transaction-related expenses were not contemplated in our 2013 guidance for Fully Diluted Adjusted EPS from Continuing Operations of $3.75."

Conference Call

SWM will hold a conference call to discuss this transaction with investors and analysts at 8:30 a.m. eastern time on Tuesday, November 19, 2013. You are invited to listen to the company's conference call that will be broadcast live over the Internet.
What: SWM's conference call announcing DelStar acquisition
When: Tuesday, November 19, 2013 at 8:30 a.m. Eastern Time
Where: http://www.swmintl.com
This link gives participants access to the live and/or archived event.
http://event.on24.com/r.htm?e=724483&s=1&k=581B8BA4E3EC876AB069EA6B29264A2C

How:

Call Participants -	U.S. and Canada	+1-800-803-9108 (conf i.d. 13667573)
	International	+1-706-758-2470
An operator will prompt participants to provide name, company name and phone number. For technical difficulties, press *0 and an operator will assist you.
Listen-only mode - Live over the Internet - Simply log on to the Web at the address above and follow the instructions set out on the Home page or in the Investor Relations section.
To listen to the live call, please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Web site shortly after the call.

About SWM

SWM is a leading provider of highly-engineered and proprietary solutions primarily for the tobacco industry. It also manufactures specialty papers for other applications. SWM and its subsidiaries conduct business in over 90 countries and employ about 2,500 people worldwide, with operations in the United States, France, Brazil, Canada, Poland and two joint ventures in China. For further information, please visit the company's Web site at www.swmintl.com.

About DelStar

DelStar is one of the world's leading manufacturers of thermoplastic nets, nonwovens, laminates, and extruded components. The company manufactures plastic and metal components used in a wide range of industries and markets, including filtration, automotive, healthcare, industrial, food, electronics and textiles. DelStar offers extensive custom services to meet customers' exact specifications. With extensive profile extrusion operations, value-added capabilities and a highly specialized in-house machine shop, DelStar creates high-quality products that meet ever-changing product and market demands. Today, DelStar has employees in manufacturing, sales and distribution centers in the United States, Europe and the Asia. For further information, please refer to www.delstarinc.com.

About American Capital

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $20 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $117 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC) with approximately $10 billion of net book value and American Capital Mortgage Investment Corp. (Nasdaq: MTGE) with approximately $1 billion of net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by that Act.  Forward-looking statements, include, without limitation, those regarding DelStar serving as our diversification platform, the outlook for DelStar, SWM’s anticipated operating results and SWM’s objectives and the strategies to achieve those objectives, the demand for drinking water infrastructure, revenue synergies, acceleration of SWM’s existing diversification efforts, margin enhancements, potential for attractive and actionable targets, the financing of the transaction, the expansion of our credit facility, and other statements generally identified by words such as “believe,” “expect,” “intend,” “anticipate,” “project,” “appears,” “should,” “could,” “may,” “typically” and similar words. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, those set forth in Part II, Item 1A in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 as well as the following factors:

•	Changes in DelStar’s sales or production volumes, pricing or manufacturing costs;

•	Our ability to successfully implement our strategic growth initiatives;

•	Changes in the source and intensity of competition in our market segments;

•	Our ability to attract and retain key personnel, due to our prior restructuring actions, the industry in which we operate or otherwise;

•
Weather conditions, including, without limitation, potential impacts, if any, from climate change, known and unknown, seasonality factors that affect the demand for virgin tobacco leaf and natural disasters or unusual weather events;

•	Higher commodity prices and lack of availability thereof, including energy and wood pulp, could impact the profitability of our products;

•
Increases in operating costs due to inflation or otherwise, such as labor expense, compensation and benefits costs, including, without limitation, costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

•
Employee retention and labor shortages, changes in employment, wage and hour laws and regulations in the U.S., equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;

•	New regulatory initiatives by the U.S. Food and Drug Administration or other regulatory action or inaction;

•	Risks associated with customers terminating contracts upon changes of control or otherwise;

•	Changes in general economic, financial and credit conditions in the U.S. and elsewhere, including as these may impact our financing strategies;

•	Existing and future governmental regulation and the enforcement thereof, including, without limitation, regulation relating to the water and filtration industries and the environment;

•	The success of, and costs associated with, restructuring initiatives;

•
Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the company in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;

•	The failure of one or more suppliers;

•	A failure of any insurance company or counterparties to our currency or interest rate swaps and hedges;

•	The number, type, outcomes (by judgment or settlement) and costs of legal, regulatory or administrative proceedings;

•	Labor activities at our facilities and new regulations or changes in existing regulations and procedures by the National Labor Relations Board or other authorities;

•
Risks associated with acquisitions or other strategic transactions, including, without limitation, acquired liabilities, retaining customers from businesses acquired, achieving any expected cost or revenue synergies from acquired businesses, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions;

•
Risks associated with dispositions, including post-closing claims being made against us, disruption to our other businesses during a sale process or thereafter, credit risks associated with any buyer of such disposed businesses and our ability to collect funds due from any such buyer;

•
Costs and timing of implementation of any upgrades to our information technology systems, any failure by us to comply with any privacy or data security laws or any failure by us to protect against theft of customer and corporate sensitive information; and

•	Other factors described in this report and from time to time in documents that we file with the SEC.

In addition, numerous factors could cause actual results with respect to the proposed DelStar acquisition to differ materially from those in the forward-looking statements, including, without limitation, the possibility that the expected synergies from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the SWM and DelStar businesses will not be integrated successfully; SWM’s ability to amend and restate its existing credit facility on acceptable terms; and the possibility that the proposed acquisition does not close, including, but not limited to, due to the failure to satisfy the closing conditions.

All forward-looking statements made in this document are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Any comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

For additional factors and further discussion of these factors, please see SWM's Quarterly Report on Form 10-Q for the period ended September 30, 2013. The financial results reported in this release are unaudited.

SOURCE SWM:

CONTACT
Jeff Cook
+1-770-569-4277
Or
Mark Chekanow
+1-770-569-4229
1-800-514-0186

Web site: http://www.swmintl.com